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                                                                    Exhibit 99.1

 [GRAPHIC OMITTED]
      OCWEN

                                              Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION CONTACT:
                                    Robert J. Leist, Jr.
                                    Vice President & Chief Accounting Officer
                                    T: (561) 682-7958
                                    E: rleist@ocwen.com


                OCWEN FINANCIAL CORPORATION ANNOUNCES PRICING OF
                       CONVERTIBLE SENIOR UNSECURED NOTES

West Palm Beach, FL - (July 23, 2004) Ocwen Financial Corporation (NYSE:OCN) announced today that it has entered into an agreement with the initial purchaser to sell $150 million aggregate principal amount of its 3.25% Contingent Convertible Senior Unsecured Notes Due 2024 in a previously announced private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. The $150 million aggregate principal amount is an increase of $25 million from the initially announced transaction size. In addition, the Company has granted the initial purchaser of the notes an option to purchase up to an additional $25 million aggregate principal amount of notes. The offering is expected to close on or about July 28, 2004, subject to customary closing conditions.

The notes will mature on August 1, 2024 and will be convertible under certain circumstances into shares of the Company's common stock at a conversion rate of
82.1693 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $12.17 per share), subject to adjustment in certain circumstances.

The Company intends to use up to 25% of the gross proceeds to repurchase, in privately negotiated transactions concurrent with the private placement of the notes, shares of its common stock that it expects will be sold short by purchasers of the notes. It intends to use the remainder of the proceeds for general corporate purposes.

This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes or the common stock issuable upon conversion of the notes in any state in which such offer, solicitation or sale would be unlawful. The notes have been offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.


Ocwen Financial Corporation (NYSE: OCN) is a diversified financial services holding company with headquarters in West Palm Beach, Florida, and a presence in Canada, China, Germany, India, Japan, and Taiwan. Ocwen Financial Corporation is engaged in a variety of businesses related to residential and commercial mortgage servicing, real estate asset management, asset recovery, global outsourcing, and the marketing and sales of technology solutions to third parties. Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our intended closing of the offering of contingent convertible senior unsecured notes described above and the purposes for which we intend to use the proceeds of such offering. Important factors that could cause actual outcomes to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: failure to complete the offering and failure to use the proceeds for the anticipated purposes described above, as well as other factors detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2003. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

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